Exhibit 10.2

TECHNOLOGY LICENSE AGREEMENT

by and between

TESSERA DEFENSE AND HOMELAND SECURITY INC.

(formerly BiomX Inc.)

and

M.E.A. TESTING SYSTEMS LTD.

Dated as of September 16, 2026

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this “Agreement”) is entered into as of September 16, 2026 (the “Effective Date”), by and between Tessera Defense and Homeland Security Inc., a Delaware corporation formerly named BiomX Inc. (“Tessera”), and M.E.A. Testing Systems Ltd., an Israeli private company, registration number 512558669 (“MEA” or the “Licensor”). Tessera and the Licensor are each a “Party” and together the “Parties.”

RECITALS

A. Tessera, Mayers Ventures LLC and the other parties thereto entered into a Share Purchase and Option Agreement dated August 5, 2026, as amended by Amendment No. 1 dated September 16, 2026 (as amended, the “SPA”), providing for, among other things, the acquisition by Tessera of an equity interest in MEA.

B. Section 7 of the SPA provides that, as a condition to the closing under the SPA, the Licensor shall grant to Tessera an exclusive, perpetual, worldwide license to the technology and know-how of MEA.

C. The Parties are entering into this Agreement to give effect to that provision of the SPA.

NOW, THEREFORE, in consideration of the mutual covenants set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement, the following terms have the meanings given to them below. Capitalized terms used but not defined in this Agreement have the meanings given to them in the SPA.

“Drone Applications” means the testing, validation, qualification, certification or performance evaluation of unmanned aerial vehicles, unmanned aerial systems, electric propulsion systems for such vehicles or systems, and any component, subsystem or payload of any of them.

“Field” means all fields of use.

“Licensed Improvements” means any improvement, modification, enhancement or derivative work of the Licensed Technology that is conceived, developed or reduced to practice by or on behalf of the Licensor after the Effective Date.

“Licensed Know-How” means all technical, engineering and business information, data, designs, specifications, processes, methods, procedures, formulae, algorithms, source code, firmware, test protocols, drawings and other know-how, whether or not patentable, that is owned or controlled by the Licensor and used in, or necessary for, the Licensed Technology, including the Licensor’s Inertial Dynamometer System (IDS) and Regenerative Dynamometer System (RDS) technologies and MEA’s drone testing solutions.

“Licensed Patents” means all patents and patent applications, and all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations of them, owned or controlled by the Licensor as of the Effective Date or during the Term, that claim or cover the Licensed Technology.

“Licensed Technology” means collectively, the Licensed Patents, the Licensed Know-How and the Licensed Improvements.

“Person” means an individual, corporation, limited liability company, partnership, trust or other legal entity.

“Territory” means worldwide.

ARTICLE 2

EFFECTIVENESS

2.1 Effectiveness. This Agreement becomes effective on the Effective Date and is conditioned upon, and effective simultaneously with, the closing under the SPA. If the SPA is terminated before that closing occurs, this Agreement is void ab initio and of no force or effect.

2.2 Relationship to SPA. This Agreement is entered into in satisfaction of the condition in Section 7 of the SPA. In the event of any conflict between this Agreement and the SPA with respect to the subject matter of this Agreement, this Agreement controls.

ARTICLE 3

GRANT OF LICENSE

3.1 Grant. Subject to the terms and conditions of this Agreement, the Licensor grants to Tessera

(a) an exclusive, perpetual, irrevocable, worldwide, fully paid-up and royalty-free license, with the right to grant and authorize sublicenses through multiple tiers, under the Licensed Technology with respect to Drone Applications, to make, have made, use, sell, offer for sale, import, export, reproduce, modify, create derivative works of, and otherwise exploit the Licensed Technology in the Field;

(b) a non-exclusive, perpetual, irrevocable, worldwide, fully paid-up and royalty-free license, with the right to grant and authorize sublicenses through multiple tiers, under the Licensed Technology with respect to any application for defense, security or homeland security end use within the Field.

To the extent any application constitutes both a Drone Application and an application for defense, security or homeland security end use, clause (a) controls and the license is exclusive with respect to that application.

3.2 Transferability. The license granted under Section 3.1 is fully transferable and assignable by Tessera, in whole or in part, without the consent of Licensor, including in connection with a merger, reorganization, sale of assets or change of control of Tessera.

3.3 [Reserved].

3.4 No Implied Licenses. Except as expressly set forth in this Agreement, no Party grants any license or other right, by implication, estoppel or otherwise, under any intellectual property.

3.5 Reservation of Ownership. Except for the license expressly granted in this Agreement, Licensor retains all right, title and interest in and to the Licensed Technology, and no ownership interest is transferred to Tessera under this Agreement.

3.6 Sublicensing. Tessera may grant sublicenses under the license granted in Section 3.1 through multiple tiers, without the consent of Licensor. Tessera shall remain responsible for the performance of its sublicensees under the terms of this Agreement.

ARTICLE 4

DELIVERY AND TECHNICAL ASSISTANCE

4.1 Delivery of Licensed Know-How. Within thirty (30) days after the Effective Date, the Licensor shall deliver to Tessera, in the form in which it is ordinarily maintained, copies of all documented Licensed Know-How reasonably necessary for Tessera to exercise the license granted under Section 3.1, including design files, specifications, test protocols, source code and firmware, together with a written inventory of what has been delivered.

4.2 Technical Assistance. For a period of twelve (12) months after the Effective Date, the Licensor shall make its technical personnel reasonably available to Tessera, at no additional charge to explain and assist in the transfer of the Licensed Know-How.

4.3 Improvements. Licensor shall promptly disclose to Tessera all Licensed Improvements developed during the Term, and such Licensed Improvements are automatically included in the Licensed Technology and subject to the license granted under Section 3.1 without further consideration.

ARTICLE 5

CONSIDERATION

5.1 Consideration. The license granted under this Agreement is granted in consideration of the consideration paid and payable by Tessera under the SPA, and no separate royalty, license fee or other payment is payable by Tessera in respect of the license granted under this Agreement.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Mutual. Each Party represents and warrants to the others that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) it has full power and authority to enter into and perform this Agreement; (c) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (d) its execution and performance of this Agreement do not conflict with or violate its constitutional documents, any applicable law or any agreement to which it is a party.

6.2 Licensor Representations. Licensor represents and warrants to Tessera that: (a) it is the sole and exclusive owner of, or otherwise has the right to license, the Licensed Technology it purports to license under this Agreement; (b) except as set forth in Section 6.3, the Licensed Technology is free and clear of all liens, encumbrances and security interests; (c) it has not granted, and during the Term will not grant, to any third party any license or other right under the Licensed Technology that conflicts with the license granted to Tessera under Section 3.1; (d) to its knowledge, the exercise of the license granted under Section 3.1 does not infringe, misappropriate or otherwise violate the intellectual property rights of any third party; and (e) it has disclosed to Tessera all grants, funding or other support received from the Israel Innovation Authority or any other governmental body in respect of the Licensed Technology, and any restrictions arising from them.

6.3 Existing Lien. The Parties acknowledge that certain assets of MEA, which may include assets embodying the Licensed Technology, are subject to a first-priority lien in favor of a third-party lender. MEA will use best efforts to obtain, within 30 days after the Effective Date, a release or subordination confirming that the lien does not extend to, or is subordinate to Tessera’s rights in, the Licensed Technology.

6.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 6, THE LICENSED TECHNOLOGY IS PROVIDED “AS IS,” AND NO PARTY MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 7

CONFIDENTIALITY

7.1 Obligation. Each Party will maintain the confidentiality of the other Parties’ confidential information disclosed under or in connection with this Agreement, using at least the same degree of care it uses to protect its own confidential information of similar importance, and in no event less than a reasonable degree of care, and will not use such confidential information except to exercise its rights or perform its obligations under this Agreement.

7.2 Exceptions. The obligations in Section 7.1 do not apply to information that: (a) is or becomes publicly available through no fault of the receiving Party; (b) was rightfully known to the receiving Party without restriction before disclosure; (c) is rightfully received from a third party without restriction; or (d) is required to be disclosed by law or legal process, provided the receiving Party gives prompt notice to enable the disclosing Party to seek protective treatment, to the extent permitted by law.

7.3 Securities Law Disclosure. Licensor acknowledge that Tessera is a public reporting company and that Tessera may be required to describe this Agreement, and to file this Agreement as an exhibit, in its filings with the U.S. Securities and Exchange Commission. Nothing in this Article 7 restricts Tessera from making any disclosure it determines, on the advice of counsel, is required under applicable securities laws or the rules of any securities exchange on which its securities are listed.

ARTICLE 8

TERM AND TERMINATION

8.1 Term. This Agreement is effective as of the Effective Date and continues in perpetuity unless terminated in accordance with Section 8.2 (the “Term”). The license granted under Section 3.1 is irrevocable and will survive any termination of this Agreement except termination under Section 8.2(a).

8.2 Termination. This Agreement may be terminated only: (a) by mutual written consent of all Parties; or (b) by Tessera, in its sole discretion, upon written notice to the Licensor, in which case the license granted under Section 3.1 will survive termination and remain in full force and effect on the terms of this Agreement.

8.3 Survival. Articles 6 (as to representations made), 7, 9 and 10, and Sections 3.1, 3.2, 3.4 and 3.5, survive any termination or expiration of this Agreement.

ARTICLE 9

INDEMNIFICATION AND LIABILITY

9.1 Licensor Indemnification. Licensor shall indemnify, defend and hold harmless Tessera and its affiliates, and their respective directors, officers, employees and agents, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any breach by Licensor of its representations, warranties or covenants under this Agreement, including any claim that the exercise of the license granted under Section 3.1 infringes, misappropriates or otherwise violates the intellectual property rights of a third party.

9.2 Procedures. The indemnified Party shall give the indemnifying Party prompt written notice of any claim for which indemnification is sought, shall permit the indemnifying Party to control the defense and settlement of the claim, and shall cooperate reasonably in that defense, provided that the indemnifying Party may not settle any claim in a manner that imposes any obligation or admission on the indemnified Party without its prior written consent.

9.3 Limitation. Except in the case of fraud, willful misconduct or breach of Article 7, no Party is liable to any other Party for any indirect, incidental, consequential, special or punitive damages arising out of or in connection with this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice or conflict of law provision.

10.2 Jurisdiction. The competent courts of Tel Aviv-Jaffa have exclusive jurisdiction over any dispute arising out of or in connection with this Agreement, and each Party irrevocably submits to that jurisdiction.

10.3 Export Control. Each Party shall comply with all applicable export control laws and regulations, including the Israeli Defense Export Control Law, 5767-2007, and applicable U.S. export control laws, in connection with its performance under this Agreement. The Parties shall cooperate to obtain any export licenses or approvals required in connection with the transfer of the Licensed Technology.

10.4 Notices. All notices under this Agreement must be in writing and are deemed given when delivered personally, when sent by internationally recognized overnight courier, or when sent by email with confirmation of receipt, to the address as a Party may designate by notice.

10.5 Assignment. Licensor may not assign this Agreement or any of its rights or obligations under it without the prior written consent of Tessera. Tessera may assign this Agreement without consent as provided in Section 3.2. This Agreement binds and inures to the benefit of the Parties and their permitted successors and assigns.

10.6 Entire Agreement. This Agreement, together with the SPA, constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to that subject matter.

10.7 Amendment and Waiver. This Agreement may be amended only by a written instrument signed by all Parties. No waiver of any provision is effective unless in writing and signed by the waiving Party, and no waiver operates as a waiver of any other provision or of the same provision on another occasion.

10.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable, that provision is to be enforced to the maximum extent permissible and the remaining provisions remain in full force and effect.

10.9 Further Assurances. Each Party shall execute and deliver such further documents and take such further actions as may be reasonably necessary to give full effect to this Agreement, including the execution of any confirmatory licenses or recordation documents required in any jurisdiction.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed an original and all of which together constitute one and the same instrument. Electronic, digital or PDF signatures are deemed original signatures for all purposes.

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SIGNATURE PAGE TO

TECHNOLOGY LICENSE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

TESSERA DEFENSE AND HOMELAND SECURITY INC.

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

M.E.A. TESTING SYSTEMS LTD.

By:	/s/ Moshe Goldbaum
Name:	Moshe Goldbaum
Title:	CEO